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                         ANALYSTS INTERNATIONAL CORPORATION

                                     EXHIBIT 21

                             SUBSIDIARIES OF REGISTRANT

                              YEAR ENDED JUNE 30, 1998

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                                                 State or         Percentage
                                               Jurisdiction        of Voting
Subsidiaries                                  of Incorporation   Securities Owned
------------                                  ----------------  -----------------
AiC Analysts Limited                          United Kingdom          100%

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